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                                                                  EXHIBIT 3.16


                                     BY-LAWS

                                       OF

                          ADVANCED CAST PRODUCTS, INC.

                              Adopted August 1,1989

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                           FISCAL YEAR - STOCKHOLDERS

         Section 1. Fiscal Year. The fiscal year of the corporation shall be such period as the board of directors may designate from time to time by resolution.

         Section 2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business, shall be held at such date and time during the first eight months of each calendar year as shall be determined by the board of directors. If no earlier date is determined by the board of directors, the annual meeting shall be held on the fourth Tuesday in August of each year, if not a legal holiday under the laws of the State where such meeting is to be held and if a legal holiday under the laws of such State, then on the next succeeding business day not a legal holiday under the laws of such State.
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         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the certificate of incorporation, may be called at any time by the chairman of the board, or the president, or any vice president, or secretary, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

         Section 4. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting.

         Section 5. Notice of Meetings and Adjourned Meetings. Written notice of the annual meeting or a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten
(10) nor more than fifty (50) days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting,


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a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 6. Stockholders' List. The officer who has charge of the stock ledger of the corporation shall prepare and make at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 7. Quorum and Adjournments. At such meeting of the stockholders, except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

         Section 8. Voting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or


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represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 9. Proxies. At each meeting of the stockholders, each stockholder shall, unless otherwise provided by the certificate of incorporation, be entitled to one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

         Section 10. Action of Stockholders Without a Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, whether by any provision of the statutes or of the certificate of in corporation or otherwise, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Number of Directors. The number of directors which shall constitute the whole board shall be not less than one nor more than ten. Within these limits the number of directors elected shall be deemed to be the number of directors constituting the whole board unless otherwise fixed by resolution adopted at the meeting at which such directors are elected. Directors may, but need not, be stockholders.

         Section 2. Election of Directors. The directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes shall be elected.

         Section 3. Removal. Any director may be removed with or without cause, at any time by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote in the election of directors, at a special meeting of the stockholders called for the purpose; and the vacancy in the board of directors caused by such removal may be filled by the stockholders, or if not so filled, by a majority of the board of directors remaining in office or by the sole remaining director.

         Section 4. Vacancies. A resignation from the board of directors shall be deemed to take effect immediately or at such other time as the director may specify. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the


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vote thereon to take effect when such resignation or resignations shall become effective. If a director dies, a majority of the directors remaining in office, or the sole remaining director, shall have the power to fill such vacancy. Each director so chosen shall hold office until the next election of directors.

         Section 5. Annual Meeting. After each annual election of directors, on the same day the board of directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where the annual meeting of the stockholders for the election of directors is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors.

         Section 6. Regular Meetings. Regular meetings of the board of directors may be held at such places (within or without the State of Delaware) and at such times as the board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

         Section 7. Special Meetings. Special meetings of the board of directors shall be held whenever called by the president, or by any vice president, or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegraph, cable or wireless so addressed, or shall be delivered


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personally or by telephone, at least 24 hours before the time the meeting is to be held. Each such notice shall state the time and place (within or without the State of Delaware) of the meeting but need not state the purposes thereof, except as otherwise provided by statute or by these by-laws. Notice of any meeting of the board need not be given to any director who shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given, if all of the directors then in office shall be present thereat.

         Section 8. Quorum. Except as otherwise provided by statute or by these by-laws, a majority of the total number of directors (or the closest whole number thereto) shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the director or directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

         Section 9. Telephone Communications. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

         Section 10. Action of Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent


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thereto in writing and such written consent is filed with the minutes or proceedings of the board or such committee.

         Section 11. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board of directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at such regular and special meeting of the board or of any committee thereof. Nothing herein contained shall be construed so as to preclude any director from serving the corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving compensation therefor.

         Section 12. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


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         Section 13. Indemnification. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serves or served any other enterprise at the request of the corporation, against any and all expenses (including attorneys fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, in any circumstances, and to the full extent, permitted by Section 145 of the Delaware Corporation Law, any amendment thereto, or any law of similar import.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Notices. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation or at his residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegraph, cable or wireless, and such notice shall be deemed to be given when the same shall be filed, or in person or by telephone, and such notice shall be deemed to be given when the same shall be delivered.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver


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thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Officers. The officers of the corporation shall be a president, a secretary, a treasurer, and, if the board shall so determine, a chairman of the board, a vice chairman of the board, and one or more vice presidents. Any two or more offices may be held by the same person.

         Section 2. Election of Officers. The officers shall be elected by the board of directors and each shall hold office at the pleasure of the board of directors until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or until he shall have been removed in the manner hereinafter provided.

         Section 3. Other Officers. In addition to the officers named in Section 1 of this Article, the corporation may have such other officers and agents as may be deemed necessary by the board of directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the board of directors.

         Section 4. Resignation. Any officer may resign at any time by giving written notice of his resignation to the board of directors, to the president or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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         Section 5. Removal. Any officer may be removed, either with or without cause, by action of the directors.

         Section 6. Vacancy. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the board of directors.

         Section 7. President. The president shall have direct charge of the business of the corporation, subject to the general control of the board of directors, and shall be the chief executive officer of the corporation unless a chairman of the board of directors is elected and is designated chief executive officer by the board.

         Section 8. Secretary. The secretary shall, if present, act as secretary of, and keep the minutes of all the proceedings of the meetings of, the stockholders and of the board of directors and of any committee of the board of directors in one or more books to be keep for that purpose; shall perform such other duties as shall be assigned to him by the president or the board of directors; and, in general, shall perform all duties incident to the office of secretary.

         Section 9. Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties, in such sum and with such surety or sureties as the board of directors shall determine. The treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the corporation and shall have the care and custody of all funds and securities of the corporation. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and shall perform such other duties as may be assigned to him by the president or the board of directors; and, in general, shall perform all duties incident to the office of treasurer.


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         Section 10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors or by the president or chief executive officer. Any such decision by the president or chief executive officer shall be final unless expressly overruled or modified by action of the board of directors, in which event such action of the board of directors shall be conclusive of the matter. Nothing contained herein shall preclude any officer from serving the corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving a proper compensation therefor.

                                   ARTICLE VI

                          LOANS, CHECKS, DEPOSITS, ETC.

         Section 1. General. All checks, drafts, bill of exchange or other orders for the payment of money, issued in the name of the corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the board of directors, which designation may be general or confined to specific instances.

         Section 2. Loans and Evidences of Indebtedness. No loan shall be contracted on behalf of the corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the board of directors. Such authorization may be general or confined to specific instances. Loans so authorized by the board of directors may be effected at any time for the corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the corporation issued for such loans shall be made, executed and delivered as the board of directors shall authorize. When so authorized by the board of directors any part of or all the properties, including contract rights, assets, business or good will of the corporation, whether then owned or


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thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures notes and other obligations or evidences of indebtedness of the corporation, and of the interest thereon by instruments executed and delivered in the name of the corporation.

         Section 3. Banking. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may authorize. The board of directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these by-laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be authorized by the board of directors.

         Section 4. Securities Held By The Corporation. Unless otherwise provided by resolution adopted by the board of directors, the resident or the chairman and chief executive officer may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the corporation the powers and rights which the corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the president or the chairman and chief executive officer may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the president or the chairman and chief executive officer may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise,


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all such written proxies powers of attorney or other written instruments as he may deem necessary in order that the corporation may exercise such powers and rights.

                                   ARTICLE VII

                            SHARES AND THEIR TRANSFER

         Section 1. Share Certificates. Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the corporation owned by him, signed by, or in the name of the corporation by the president or a vice president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation (except that when any such certificate if countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee the signatures of any such officers may be facsimiles). If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except in the case of restrictions on transfers of securities which are required to be noted on the certificate, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation, will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.


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         Section 2. Lost Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum, as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to such meeting or to any other action. A determination of stockholders of record entitled


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to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         Section 5. Protection of Corporation. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                              EMERGENCY REGULATIONS

         The board of directors may adopt, either before or during an emergency, as that term is defined by the Delaware Corporation Law, any emergency regulations permitted by the Delaware Corporation Law which shall be operative only during such emergency. In the event the board of directors does not adopt any such emergency regulations, the special rules provided in the Delaware Corporation Law shall be applicable during an emergency as therein defined.


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                                   ARTICLE X

                                   AMENDMENTS

         These by-laws may be altered or repealed at any regular or special meeting of the stockholders. Notice of such alternation or repeal shall be contained in the notice of any such special meeting.


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